                                                                     EXHIBIT 4.1

                            VALERO ENERGY CORPORATION



                              OFFICERS' CERTIFICATE

         This Officers' Certificate is being executed and delivered (a) pursuant to Sections 102, 301 and 303 of the Indenture dated as of December 12, 1997 (the "Indenture") by and between Valero Energy Corporation, a Delaware corporation (the "Company"), and The Bank of New York, as trustee (the "Trustee"), and (b) in connection with the order dated April 15, 2002 by the Company to the Trustee (the "Order") for the authentication and delivery by the Trustee of $300,000,000 aggregate principal amount of the Company's 6 1/8% Notes due 2007, $750,000,000 aggregate principal amount of the Company's 6 7/8% Notes due 2012 and $750,000,000 aggregate principal amount of the Company's 7 1/2% Notes due 2032 (collectively, the "Notes"). The undersigned hereby certify that they are the duly elected or appointed and acting Executive Vice President and Chief Financial Officer and the duly elected or appointed and acting Vice President and Secretary of the Company, respectively, and further certify that:

                  1. As of April 10, 2002, the terms of the Notes (including the form of the Notes) set forth in Annex A hereto were established by the Special Committee designated by the Board of Directors of the Company.

                  2. The undersigned have read Sections 102, 301 and 303 of the Indenture and the definitions in the Indenture relating thereto.

                  3. The statements made herein are based either upon the personal knowledge of the persons making this Certificate or on information, data and reports furnished to such persons by the officers, counsel, department heads or employees of the Company who have knowledge of the facts involved.

                  4. The undersigned have examined the Order, and they have examined the covenants, conditions and provisions of the Indenture relating thereto.

                  5. In the opinion of the undersigned, they have made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not all conditions provided for in the Indenture with respect to the authentication of the Notes have been complied with.

                  6. In the opinion of the undersigned, all conditions precedent provided in the Indenture to the authentication by the Trustee of the Notes have been complied with.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate as of this 15th day of April, 2002.

                                        /s/ JOHN D. GIBBONS
                                        ----------------------------------------
                                        John D. Gibbons
                                        Executive Vice President and
                                        Chief Financial Officer

                                        /s/ JAY D. BROWNING
                                        ----------------------------------------
                                        Jay D. Browning
                                        Vice President and Secretary

                                     ANNEX A

                            VALERO ENERGY CORPORATION

                              6 1/8% Notes due 2007
                              6 7/8% Notes due 2012
                              7 1/2% Notes due 2032

         Three series of Securities are hereby established pursuant to Section 301 of the Indenture dated as of December 12, 1997 (the "Indenture"), between Valero Energy Corporation, a Delaware corporation (the "Company"), and The Bank of New York, as Trustee (in such capacity, the "Trustee"), as follows (capitalized terms used and not defined herein shall have the meanings assigned to them in the Indenture, and all references herein to a Section shall refer to the corresponding Section in the Indenture):

1. The title of the 6 1/8% Notes due 2007 shall be "6 1/8% Notes due 2007" (the "2007 Notes"), the title of the 6 7/8% Notes due 2012 shall be "6 7/8% Notes due 2012" (the "2012 Notes") and the title of the 7 1/2% Notes due 2032 shall be "7 1/2% Notes due 2032" (the "2032 Notes" and together with the 2007 Notes and the 2012 Notes, the "Notes").

2. The initial limit upon the aggregate principal amount of the 2007 Notes that may be authenticated and delivered under the Indenture (except for 2007 Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2007 Notes pursuant to Sections 304, 305, 306, 906 or
1207) is $300,000,000.

3. The initial limit upon the aggregate principal amount of the 2012 Notes that may be authenticated and delivered under the Indenture (except for 2012 Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2012 Notes pursuant to Sections 304, 305, 306, 906 or
1207) is $750,000,000.

4. The initial limit upon the aggregate principal amount of the 2032 Notes that may be authenticated and delivered under the Indenture (except for 2032 Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2032 Notes pursuant to Sections 304, 305, 306, 906 or
1207) is $750,000,000.

5. Each series of Notes shall be initially issued as Registered Securities in the form of one or more global securities under the Indenture. The Depository Trust Company is hereby designated as the Depository for these global Securities under the Indenture.

         As long as any Note is in global form, then, notwithstanding clause
(11) of Section 301 and the provisions of Section 302, any such global Note shall represent such of the outstanding Notes as shall be specified therein and may provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a global Note to reflect the amount, or any increase or decrease in the amount, of outstanding Notes represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified in such Note or in a Company Order to be delivered to the Trustee pursuant to Section 303. Subject to the provisions of Section 303 and, if applicable Section 304, the Trustee shall deliver and redeliver any Note in permanent global form in the manner and upon instructions given by the Person or Persons specified in such Note or in the applicable Company Order. With respect to the Notes of any series that are represented by a global Note, the Company authorizes the execution and delivery by the Trustee of a letter of representations or other similar agreement or instrument in the form customarily provided for by the Depository appointed with respect to such global Note. Any global Note may be deposited with the Depository or its nominee, or may remain in the custody of the Trustee pursuant to a FAST Balance Certificate Agreement or similar agreement between the Trustee and the Depository. If a Company Order has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Note in global form shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.

         Members of, or participants in, the Depository ("Agent Members") shall have no rights under the Indenture with respect to any global Note held on their behalf by the Depository, or the Trustee as its custodian, or under such global Note and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such global Note for all purposes whatsoever. Notwithstanding the foregoing, (i) the registered holder of a global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through an Agent Member, to take any action that a Holder is entitled to take under the Indenture or the Notes and (ii) nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or shall impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note.

         Notwithstanding Section 305, and except as otherwise provided pursuant to Section 301, transfers of a global Note shall be limited to transfers of such global Note in whole but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a global Note may be transferred in accordance with the rules and procedures of the Depository. In all other respects, Notes shall be transferred to all beneficial owners in exchange for their beneficial interest in a Global Security solely as expressly provided in Section 305.

         In connection with any transfer of a portion of the beneficial interest in a global Note to beneficial owners pursuant hereto and Section 305, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the global Note of the applicable series in an amount equal to the principal amount of the beneficial interest in the global Note to be transferred, and the Company shall execute, and the Trustee upon receipt of a Company Order for the authentication and delivery of Notes shall authenticate and deliver, one or more Notes of like tenor and amount.

         In connection with the transfer of an entire global Note to beneficial owners pursuant hereto and Section 305, the global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the global Note, an equal aggregate principal amount of Notes of the applicable series of authorized denominations.

         Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, Notes by the Depository, or for maintaining, supervising or reviewing any records of the Depository relating to such Notes. Neither the Company nor the Trustee shall be liable for any delay by the related global Note Holder or the Depository in identifying the beneficial owners, and each such Person may conclusively rely on, and shall be protected in relying on, instructions from such global Note Holder or the Depository for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

         Notwithstanding the provisions of Sections 201 and 307, unless otherwise specified as contemplated by Section 301, payment of principal of, premium (if any) or interest on any global Note shall be made to the Person or Persons specified in such global Note.

6. The dates on which the principal of the 2007 Notes, the 2012 Notes and the 2032 Notes are payable shall be April 15, 2007, April 15, 2012 and April 15, 2032, respectively.

7. The rate at which the 2007 Notes shall bear interest shall be 6 1/8% per annum, the rate at which the 2012 Notes shall bear interest shall be 6 7/8% per annum and the rate at which the 2032 Notes shall bear interest shall be 7 1/2% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The date from which interest shall accrue for the Notes shall be April 15, 2002. The Interest Payment Dates on which interest on the Notes shall be payable are April 15 and October 15, commencing October 15, 2002. Interest on the Notes shall be payable to the persons in whose name the Notes are registered at the close of business on the Regular Record Date for such interest payment, except in the case of default interest, which will be payable as provided in the Indenture. The Regular Record Date for the interest payable on the Notes on any Interest Payment Date shall be the March 31 and September 30, as the case may be, immediately preceding such Interest Payment Date. No Additional Amounts shall be payable with respect to the Notes.

8. The place or places where the principal of, premium (if any) and interest on the Notes shall be payable is at the office or agency of the Trustee in New York, New York or such other offices or agencies maintained for such purpose as the Company may from time to time and in accordance with the Indenture designate. If appropriate wire transfer instructions have been received by the Trustee at its Corporate Trust Office or at its corporate trust facility in the Borough of Manhattan, The City of New York, not later than 5 Business Days prior to the record date for an applicable Interest Payment Date, then payments in respect of the Notes evidenced by a global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Holder of such global Note. In all other cases, payment of interest on the Notes may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register.

9. Each series of Notes will be redeemable, in whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of the applicable series of Notes, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 25 basis points with respect to the 2007 Notes, 30 basis points with respect to the 2012 Notes and 35 basis points with respect to the 2032 Notes, as calculated by an Independent Investment Banker plus, in each case, accrued and unpaid interest thereon to the date of redemption.

         "Adjusted Treasury Rate" means, with respect to any date of redemption,
         (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption. The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the date of redemption.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the series of Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

         "Comparable Treasury Price" means, with respect to any date of redemption, (i) the average of five Reference Treasury Dealer Quotations for such date of redemption, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

         "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company to act as the independent investment banker from time to time.

         "Reference Treasury Dealers" means (i) Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such date of redemption.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each Holder of the applicable series of Notes to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes or portions thereof called for redemption.

10. The Notes shall not be entitled to the benefit of any sinking fund, any optional repurchase or redemption right in favor of any holder thereof or other mandatory repurchase or redemption provisions.

11. The Notes shall be in substantially the form of Attachment A hereto (the "Form of Note").

12. Each Note that is a global Security shall bear the legend set forth on the face of the Form of Note.

                           ATTACHMENT A - FORM OF NOTE


                  THIS SECURITY IS A GLOBAL SECURITY AS PROVIDED FOR IN THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                            VALERO ENERGY CORPORATION

                               ___% NOTES DUE 20__

No. [     ]
REGISTERED                                             CUSIP No. [             ]

                  VALERO ENERGY CORPORATION, a Delaware corporation (the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received promises to pay to Cede & Co. or registered assigns, the principal sum of [______________] Dollars or such lesser amount as indicated on the schedule of exchanges of definitive Securities, on _______, 20__.

                Interest Payment Dates: _______ and ____________

                   Regular Record Dates: ______ and __________

Reference is hereby made to the further provisions of this Security set forth in the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers and its corporate seal or a facsimile thereof to be affixed hereto or imprinted hereon.

         Dated: ______, 200_

[SEAL]                              VALERO ENERGY CORPORATION

                                    By:
                                       -----------------------------------------
                                       John D. Gibbons, Executive Vice President
                                       and Chief Financial Officer

ATTEST:

By:
   ---------------------------------------------
   Jay D. Browning, Vice President and Secretary


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: ______, 200_

                                    THE BANK OF NEW YORK, as Trustee

                                    By:
                                       -----------------------------------------
                                                 Authorized Signatory

                              [REVERSE OF SECURITY]

                            VALERO ENERGY CORPORATION

                               ___% NOTES DUE 20__

                  This Security is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of VALERO ENERGY CORPORATION, a Delaware corporation (the "Company"), issued under the Indenture hereinafter referred to and is one of a series of such debentures, notes or other evidences of indebtedness designated pursuant thereto as ___% Notes due 20__ (the "Securities") of the Company.

         1. Interest. The Company promises to pay interest on the principal amount of this Security at ___% per annum from ______, 200_ until Maturity of the Securities. The Company will pay interest semiannually on _______ and _______ of each year (each an "Interest Payment Date") and on the Maturity of the Securities, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Securities will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from ______, 200_; provided that if there is no existing Default in the payment of, or provisions for, interest, and if this Security is authenticated between a Regular Record Date referred to on the face hereof (whether or not a Business Day) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be __________, 200_. The interest so payable, and punctually paid or provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest as set forth on the face hereof, provided, however, that interest payable at Maturity of this Security will be payable to the Person to whom the principal hereof shall be payable. Any such interest which is so payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of payment. Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or at such other offices or agencies maintained for such purpose as the Company may from time to time and in accordance with the Indenture designate, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that (i) payment of interest may, at the option of the Company, be made (subject to collection) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or, with respect to Securities evidenced by a global Security, if appropriate wire transfer instructions have been received in writing by the Trustee at its Corporate Trust Office or at its corporate trust facility in the Borough of Manhattan, The City of New York, not later than 5 Business Days prior to the record date for an applicable Interest Payment Date, be made by wire transfer of immediately available funds in accordance with such wire transfer instructions; and (ii) payment of available funds upon surrender of this Security will be made at the Corporate Trust Office of the Trustee or at the corporate trust facility of the Trustee located in the Borough of Manhattan, The City of New York, or at such additional offices or agencies maintained for such purpose as the Company may from time to time and in accordance with the Indenture designate.

         3. Certain Office. Initially, The Bank of New York, the Trustee under the Indenture (in such capacity, the "Trustee"), will, at its Corporate Trust Office in the Borough of Manhattan, The City of New York, act as the Company's office or agency where the Securities may be presented or surrendered for payment, where the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and the Indenture may be served.

         4. Indenture. The Company issued the Securities under an Indenture dated as of December 12, 1997 (the "Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture (including terms defined therein, which terms when used herein, unless the context requires otherwise, shall have the meanings assigned to such terms in the Indenture) and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of execution of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are unsecured general obligations of the Company initially limited to $___________ in aggregate principal amount and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The Indenture provides for the issuance of other series of debentures, notes and other evidences of Indebtedness (including the Securities, the "Debt Securities") thereunder.

         5. Denominations, Transfer, Exchange. The Securities are in registered form without coupons and, if not in global form, in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not exchange or register the transfer of any Securities during the period beginning on the opening of business 15 days before the day of mailing of a notice of redemption of the Securities and ending at the close of business on the day of such mailing or of any Securities selected for redemption, except the unredeemed portion of any Securities being redeemed in part.

         6. Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

         7. Redemption. The Securities will be redeemable, in whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus [ ] basis points, as calculated by the

Independent Investment Banker (as defined below) plus, in each case, accrued and unpaid interest thereon to the date of redemption.

         "Adjusted Treasury Rate" means, with respect to any date of redemption,
         (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption. The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the date of redemption.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

         "Comparable Treasury Price" means, with respect to any date of redemption, (i) the average of five Reference Treasury Dealer Quotations for such date of redemption, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

         "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company to act as the independent investment banker from time to time.

         "Reference Treasury Dealers" means (i) Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the

         Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such date of redemption.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each Holder of the Securities to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Securities or portions thereof called for redemption.

         8. Amendments and Waivers. Subject to certain exceptions and limitations, the Indenture or the Securities may be supplemented with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities, and any past default under the Indenture with respect to the Securities, and its consequences, may be waived (other than a default in the payment of the principal of (or premium, if any) or interest on the Securities or in respect of a covenant or provision of the Indenture which under Article 9 thereof cannot be modified or amended without the consent of the Holder of each outstanding Security) by the Holders of not less than a majority in principal amount of the outstanding Securities in accordance with the terms of the Indenture. Without the consent of any Holder, the Company and the Trustee may supplement the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency, in each case which shall not be inconsistent with the provisions of the Indenture and which shall not adversely affect the interest of the Holders of the Securities in any material respect; (ii) to evidence the assumption by a successor Person of the obligations of the Company under the Indenture and this Security; (iii) to change or eliminate any restrictions on the payment of principal (or premium, if any) on Registered Securities, to permit Registered Securities to be exchanged for Bearer Securities or to permit the issuance of Securities in uncertificated form, provided any such action shall not adversely affect the interest of the Holders of the Securities in any material respect; (iv) to add to the covenants of the Company for the benefit of the Holders of the Securities or Holders of other series of Debt Securities, or to surrender any right or power conferred by the Indenture upon the Company; (v) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purpose of issue, authentication and delivery of the Securities as set forth in the Indenture; or (vi) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture.

                  The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which consent is required or sought as of a date fixed in accordance with the terms of the Indenture.

                  Subject to certain exceptions and limitations set forth in the Indenture, without the consent of each Holder affected, the Company may not (i) change the Stated Maturity of the principal of or any installment of interest on any Security, (ii) reduce the principal amount of, or any premium or interest on, any Security, (iii) change any Place of Payment where, or the currency in which, any Security or any premium or interest thereon is payable, (iv) impair the right to institute suit for the enforcement of any payment with respect to any Security after the

Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date), (v) reduce the percentage in principal amount of the outstanding Securities whose Holders must consent to a supplement or waiver, or reduce the requirements in Section 1504 of the Indenture for quorum or voting, or make any change in the percentage of principal amount of Securities necessary to waive compliance with certain provisions of the Indenture or (vi) waive a continuing Default or Event of Default in the payment of principal of or premium (if any) or interest on the Securities.

                  A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities under the Indenture, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Debt Securities of any other series.

         9. Defaults and Remedies. Events of Default are defined in the Indenture and generally include: (i) failure to pay principal of or any premium on any Security when due and payable; (ii) failure to pay any interest on any Security when due and payable, and the continuation of the default for 30 days;
(iii) failure to perform any other covenant, or breach of any warranty, of the Company in the Indenture, continued for 60 days after written notice is given or received as provided in the Indenture; (iv) certain events of bankruptcy, insolvency, or reorganization; and (v) failure to pay at final maturity (after the expiration of any applicable grace periods) or upon the declaration of acceleration of payment of indebtedness for borrowed money of the Company or any Subsidiary in excess of $25 million, if such indebtedness is not discharged, or such acceleration is not annulled, within 10 days after written notice. If any Event of Default at any time outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities may declare the principal amount of all Securities to be due and payable immediately. At any time after a declaration or occurrence of acceleration with respect to the Securities has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in aggregate principal amount of the then outstanding Securities may, under certain circumstances, rescind and annul the acceleration.

                  Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power with respect to the Securities. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium (if any) or interest) if in good faith it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

         10. Discharge Prior to Maturity. The Indenture with respect to the Securities shall be discharged and canceled upon the payment of all Securities and, as provided in the Indenture, shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of funds sufficient for such payment.

         11. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         12. Authentication. This Security shall not be valid until authenticated by the manual signature of an authorized signer of the Trustee.

         13. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the correctness of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed thereon.

         14. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform gifts to Minors Act).

         15. Restrictions on Transfer. By its acceptance of any Security bearing a legend restricting transfer, each Holder of a Security acknowledges the restrictions on transfer of such Security set forth in the officers' certificate executed pursuant to Section 303 of the Indenture in respect of the Securities and such legend and agrees that it will transfer such Security only as provided in such officers' certificate and in the Indenture.

                  THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUEST MAY BE MADE TO:

                  VALERO ENERGY CORPORATION
                  ONE VALERO PLACE
                  SAN ANTONIO, TEXAS 78212
                  TELEPHONE: (210) 370-2000
                  ATTENTION: GENERAL COUNSEL

                  SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITY

The following exchanges of a part of this global Security for definitive Securities have been made:

                                                                            Principal Amount of       Signature of
                        Amount of decrease in    Amount of increase in     this global Security    authorized officer
                         Principal Amount of      Principal Amount of         following such          of Trustee or
  Date of Exchange      this global Security      this global Security    decrease (or increase)   Security Registrar
  ----------------      ---------------------    ---------------------    ----------------------   ------------------


                                 ASSIGNMENT FORM

         To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to __________________________ (Insert assignee's social security or tax I.D. number)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


and irrevocably appoint ________________________________________________________
as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------


Date:                                   Your Signature:
     -----------------                                 -------------------------
                                        (Sign exactly as your name appears on
                                        the face of this Security)


Signature Guarantee:
                    ------------------------------------------------------------
       (Participant in a Recognized Signature Guaranty Medallion Program)